Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-190852) and Registration Statements on Form S-8 (333-181071 and 333-169050) of Envestnet, Inc. of our report dated June 18, 2013 relating to the abbreviated financial statements of Wealth Management Solutions, a business line of Prudential Investments LLC, which appears in the Current Report on Form 8-K/A of Envestnet, Inc. dated July 1, 2013.

/s/ PricewaterhouseCoopers LLP
New York, New York
September 5, 2013